Exhibit 14

                          Independent Auditors' Consent

The Board of Directors
First Focus Funds, Inc.:

We consent to the use of our report incorporated by reference in the Statement of Additional Information constituting part of this Registrations Statement of the First Focus Income Fund on Form N-14 of our report dated May 13, 2003 relating to the financial statements and financial highlights appearing in the March 31, 2003 Annual Report to the Shareholders of the First Focus Income Fund.

/s/  KPMG LLP


Omaha, Nebraska
May 28, 2003